Exhibit 99

McGRAW HILL FINANCIAL REPORTS 2nd QUARTER RESULTS

Revenue Increased 8% (9% Organic)

Diluted EPS from Continuing Operations Increased 18% to $1.06

Adjusted Diluted EPS from Continuing Operations Increased 15% to $1.06

2014 Adjusted Diluted EPS Guidance Increased to a Range of $3.80 to $3.90

New York, NY, July 29, 2014 – McGraw Hill Financial, Inc. (NYSE: MHFI) today reported second quarter 2014 results with revenue of $1.35 billion, an increase of 8% compared to the same period last year. Taking into consideration the sale of Aviation Week as well as the sale of Financial Communications and the shutdown of several small products within S&P Capital IQ, organic revenue increased 9%. Net income and diluted earnings per share from continuing operations were $292 million and $1.06, respectively.

Adjusted net income from continuing operations increased 14% to $292 million and adjusted diluted earnings per share from continuing operations increased 15% to $1.06. The adjustments were in the second quarter of 2013 and included costs necessary to establish the separation of McGraw-Hill Education. There were no adjustments in the second quarter of 2014.

“Revenue growth was led by Standard & Poor’s Ratings Services and J.D. Power, each with double-digit growth. Platts, S&P Capital IQ, and S&P Dow Jones Indices all contributed high-single digit growth. The strong performance across all of our business units exemplifies what an outstanding portfolio of assets McGraw Hill Financial possesses,” said Douglas L. Peterson, President and Chief Executive Officer of McGraw Hill Financial. “In addition, the Company delivered adjusted diluted EPS growth of 15% despite facing the most difficult EPS comparison of the year in the second quarter.”

The Outlook: Based upon the strong results in the quarter, and its view of the second half of the year, the Company is increasing its adjusted earnings per share guidance by $0.05 to a range of $3.80 to $3.90.

Standard & Poor’s Ratings Services: Quarterly revenue increased 11% to $664 million compared to the same period last year. Revenue growth was driven by increased market demand for the Company's ratings as revenue from both global bond issuance and bank loan ratings experienced double-digit growth.

Transaction revenue increased 14% to $327 million compared to the same period last year. This was primarily driven by strong investor demand for high-yield debt as well as increased debt issuance by financial service firms bolstering their capital reserves to meet regulatory requirements. Bank loan ratings revenue continued to show strength with a 19% increase.

Non-transaction revenue increased 8% in the quarter and represented 51% of Standard & Poor's Ratings Services' total revenue compared to 52% for the same period last year. Non-transaction growth was driven primarily by annual fees as Standard & Poor’s Ratings continues to expand its client coverage, as well as Rating Evaluation Service revenue.

Domestic revenue increased 10% and international revenue increased 12%. Foreign exchange rates had a negligible impact on results. International revenue represented 46% of Standard & Poor’s Ratings Services' total second-quarter revenue.

Expenses in the quarter increased 8% primarily due to increased legal expenses as key court cases progressed and increased compensation expense.

Operating profit increased 15% to $308 million with an operating profit margin of 46%.

S&P Capital IQ: Revenue increased 7% to $307 million in the second quarter of 2014 compared to the same period last year. Excluding previous portfolio rationalization, organic revenue growth was 8%. Operating profit increased 10% to $54 million.

The two largest pieces of the business unit — S&P Capital IQ Desktop & Enterprise Solutions and S&P Credit Solutions — contributed the majority of the growth.

S&P Capital IQ’s international revenue increased 9% to $106 million in the second quarter and represented 35% of the business unit’s total revenue.

Product rollouts continue with a wave of new desktop capabilities that are all targeted to be launched before year-end. After introducing Credit Analytics in February, the Company released PresCenter in July. PresCenter is a productivity tool that embeds Microsoft Office® products within the S&P Capital IQ desktop platform to allow seamless links between data and presentations. Its "quick keys" feature can be customized and its "autocheck" function ensures compliance with corporate design guidelines. PresCenter streamlines pitchbook creation and ensures consistency with changes in source data.

S&P Dow Jones Indices: Revenue increased 8% to $133 million in the second quarter of 2014 compared to the same period last year. Expenses increased 10% driven by compensation and the timing of marketing costs. Quarterly operating profit increased 6% to $82 million. Quarterly operating profit attributable to the Company increased 5% to $60 million.

Revenue increased primarily due to growth in exchange-traded funds and mutual fund licensing revenue, offset somewhat by a decline in derivative trading licensing revenue due to subdued trading volumes. Assets under management in exchange-traded funds based on the S&P Dow Jones Indices increased 32% to a record $719 billion at the end of the quarter. Trading volume of the exchange-traded derivatives generally declined; notably, the SPX (S&P 500 Index) and E-mini S&P 500 futures decreased 13% and 26%, respectively.

Commodities & Commercial Markets: Revenue increased 1% to $263 million. Operating profit was unchanged at $83 million in the second quarter compared to the same period last year. Excluding the impact of the sale of Aviation Week in 2013, revenue increased 8% and operating profit increased approximately 6%.

Platts continued to experience steady revenue growth, delivering a 9% increase to $149 million for the period. During the quarter, Platts’ price assessment and market data subscriptions continued to deliver double-digit revenue growth while Global Trading Services licensing revenue decreased due to weaker trading volumes for natural gas and petroleum.

Commercial Markets’ revenue decreased 7%; however, organic revenue grew 7% excluding the sale of Aviation Week as growth was led by J.D. Power which delivered double-digit gains.

The Company continues to evaluate strategic alternatives for McGraw Hill Construction.

Unallocated Expense: Unallocated expense includes corporate center functions and certain specific non-performance related items. Adjusted unallocated expense increased by 31% to $41 million in the second quarter due to a non-cash impairment charge associated with the pending sale of the corporate aircraft as well as a one-time expense associated with the sale of the Company's data center in East Windsor, New Jersey.

Share Repurchase: During the quarter, the Company repurchased approximately 2.2 million shares bringing the year-to-date total to 4.4 million shares. The Company now has approximately 45.6 million shares remaining under the existing authorization from the Board of Directors.

Balance Sheet and Cash Flow: Cash and equivalents at the end of the second quarter were $1.6 billion, up slightly from the end of 2013. In the first six months of the year, free cash flow from continuing operations was $392 million, an increase of $247 million from the same period in 2013. The increase was impacted by the timing of tax payments.

Comparison of Adjusted Information to U.S. GAAP Information: Adjusted diluted earnings per share, adjusted diluted earnings per share from continuing operations, adjusted net income, adjusted operating profit, adjusted unallocated expense, and free cash flow are non-GAAP financial measures contained in this earnings release that are derived from the Company’s continuing operations. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as Company management. These non-GAAP measures may be different than similar measures used by other companies. Reconciliations for the differences between non-GAAP measures used in this earnings release and comparable financial measures calculated in accordance with U.S. GAAP are attached as Exhibits 5 and 8.

Conference Call/Webcast Details: The Company’s senior management will review the second quarter earnings results on a conference call scheduled for this morning, July 29, 2014, at 8:30 a.m. EDT. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://investor.mhfi.com.

The Webcast will be available live and in replay at

http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=irol-EventDetails&EventId=5164936. (Please copy and paste URL into Web browser.)

Telephone access is available. Domestic participants may call (888) 391-6568; international participants may call +1 (415) 228-4733 (long distance charges will apply). The passcode is “MHFI” and the conference leader is Douglas Peterson. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until August 29, 2014. Domestic participants may call (866) 501-2973; international participants may call +1 (203) 369-1832 (long distance charges will apply). No passcode is required.

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations) and equity markets, including possible future interest rate changes; the health of the economy; the successful marketing of competitive products; and the effect of competitive products and pricing.

About McGraw Hill Financial: McGraw Hill Financial is a leading financial intelligence company providing the global capital and commodity markets with independent benchmarks, credit ratings, portfolio and enterprise risk solutions, and analytics. The Company's iconic brands include Standard & Poor’s Ratings Services, S&P Capital IQ, S&P Dow Jones Indices, Platts, CRISIL, J.D. Power and McGraw Hill Construction. The Company has approximately 17,000 employees in 29 countries. Additional information is available at www.mhfi.com

Investor Relations: http://investor.mhfi.com

Get news direct from McGraw Hill Financial via RSS:

http://investor.mhfi.com/phoenix.zhtml?c=96562&p=rssSubscription&t=&id=&

* * *

Contact:

Investor Relations:

Chip Merritt

Vice President, Investor Relations

(212) 512-4321 (office)

chip.merritt@mhfi.com

News Media:

Jason Feuchtwanger

Director, Corporate Media Relations

(212) 512-3151 (office)

jason.feuchtwanger@mhfi.com

Exhibit 1

McGraw Hill Financial

Condensed Consolidated Statements of Income

Three and six months ended June 30, 2014 and 2013

(dollars in millions, except per share data)

(unaudited)	Three Months			Six Months
	2014	2013	% Change	2014	2013	% Change

Revenue	$1,346	$1,250	8%	$2,581	$2,431	6%
Expenses	851	814	5%	1,656	1,717	(4)%
Other loss	9	—	N/M	9	—	N/M
Operating profit (a)	486	436	12%	916	714	28%
Interest expense, net	14	16	(10)%	28	31	(10)%
Income from continuing operations before taxes on income	472	420	12%	888	683	30%
Provision for taxes on income	156	147	6%	298	236	26%
Income from continuing operations	316	273	16%	590	447	32%
Income (loss) from discontinued operations	—	4	N/M	—	(27)	N/M
Gain on sale of discontinued operations	—	—	N/M	—	612	N/M
Discontinued operations, net of tax	—	4	N/M	—	585	N/M
Net income	316	277	14%	590	1,032	(43)%
Less: net income attributable to noncontrolling interests - continuing	(24)	(23)	3%	(50)	(44)	14%
Less: net loss attributable to noncontrolling interests - discontinued	—	—	N/M	—	1	N/M
Net income attributable to McGraw Hill Financial, Inc.	$292	$254	15%	$540	$989	(45)%

Amounts attributable to McGraw Hill Financial, Inc. common shareholders:
Income from continuing operations	$292	$250	17%	$540	$403	34%
Income from discontinued operations	—	4	N/M	—	586	N/M
Net income	$292	$254	15%	$540	$989	(45)%

Earnings per share attributable to McGraw Hill Financial, Inc. common shareholders:
Income from continuing operations:
Basic	$1.08	$0.91	18%	$1.99	$1.45	37%
Diluted	$1.06	$0.90	18%	$1.95	$1.43	36%
Income from discontinued operations:
Basic	$—	$0.01	N/M	$—	$2.11	N/M
Diluted	$—	$0.01	N/M	$—	$2.08	N/M
Net income:
Basic	$1.08	$0.93	16%	$1.99	$3.57	(44)%
Diluted	$1.06	$0.91	16%	$1.95	$3.52	(44)%

Weighted-average number of common shares outstanding:
Basic	271.5	274.3		271.7	277.4
Diluted	276.1	278.3		276.7	281.3

N/M - not meaningful

Note - % change in the tables throughout the exhibits are calculated off of the actual number, not the rounded number presented.

(a)	The three and six months ended June 30, 2013 include costs necessary to enable the separation of MHE and reduce our cost structure of $10 million and $54 million, respectively. The six months ended June 30, 2013 also includes pre-tax legal settlements of approximately $77 million.

Exhibit 2

McGraw Hill Financial

Condensed Consolidated Balance Sheets

June 30, 2014 and December 31, 2013

(dollars in millions)

(unaudited)	June 30,	December 31,
	2014	2013

Assets:
Cash and equivalents	$1,617	$1,542
Other current assets	1,376	1,394
Total current assets	2,993	2,936
Property and equipment, net	209	249
Goodwill and other intangible assets, net	2,440	2,445
Asset for pension benefits	230	261
Other non-current assets	185	170
Total assets	$6,057	$6,061

Liabilities and Equity:
Unearned revenue	$1,322	$1,309
Other current liabilities	930	1,063
Long-term debt	799	799
Pension, other postretirement benefits and other non-current liabilities	707	736
Total liabilities	3,758	3,907
Redeemable noncontrolling interest	810	810
Total equity	1,489	1,344
Total liabilities and equity	$6,057	$6,061

Exhibit 3

McGraw Hill Financial

Condensed Consolidated Statements of Cash Flows

Six months ended June 30, 2014 and 2013

(dollars in millions)

(unaudited)	2014	2013

Operating Activities:
Income from continuing operations	$590	$447
Adjustments to reconcile income from operations to cash provided by operating activities from continuing operations:
Depreciation	42	45
Amortization of intangibles	24	25
Stock-based compensation	48	47
Other	22	27
Net changes in operating assets and liabilities	(267)	(365)
Cash provided by operating activities from continuing operations	459	226

Investing Activities:
Capital expenditures	(37)	(43)
Acquisitions, net of cash acquired	(16)	—
Other	1	—
Cash used for investing activities from continuing operations	(52)	(43)

Financing Activities:
Repayments of short-term debt, net	—	(457)
Dividends paid to shareholders	(163)	(156)
Dividends and other payments paid to noncontrolling interests	(30)	(38)
Repurchase of treasury shares	(362)	(500)
Exercise of stock options, excess tax benefits from share-based payments and other	204	107
Cash used for financing activities from continuing operations	(351)	(1,044)
Effect of exchange rate changes on cash from continuing operations	19	(36)
Cash provided by (used for) continuing operations	75	(897)
Cash provided by discontinued operations	—	2,037
Net change in cash and equivalents	75	1,140
Cash and equivalents at beginning of period	1,542	760
Cash and equivalents at end of period	$1,617	$1,900

Exhibit 4

McGraw Hill Financial

Operating Results

Three and six months ended June 30, 2014 and 2013

(dollars in millions)

(unaudited)	Three Months			Six Months
	Revenue			Revenue
	2014	2013	% Change	2014	2013	% Change

S&P Ratings Services	$664	$599	11%	$1,233	$1,161	6%
S&P Capital IQ	307	287	7%	608	575	6%
S&P Dow Jones Indices	133	123	8%	269	238	13%
Commodities & Commercial Markets	263	259	1%	514	496	4%
Intersegment Elimination	(21)	(18)	(10)%	(43)	(39)	(11)%
Total revenue	$1,346	$1,250	8%	$2,581	$2,431	6%

	Expenses			Expenses
	2014	2013	% Change	2014	2013	% Change

S&P Ratings Services	$356	$331	8%	$685	$644	7%
S&P Capital IQ	253	238	6%	501	476	5%
S&P Dow Jones Indices	51	46	10%	95	97	(2)%
Commodities & Commercial Markets	180	176	2%	355	353	1%
Intersegment Elimination	(21)	(18)	(10)%	(43)	(39)	(11)%
Total expenses	$819	$773	6%	$1,593	$1,531	4%

	Operating Profit			Operating Profit
	2014	2013	% Change	2014	2013	% Change

S&P Ratings Services	$308	$268	15%	$548	$517	6%
S&P Capital IQ	54	49	10%	107	99	8%
S&P Dow Jones Indices	82	77	6%	174	141	23%
Commodities & Commercial Markets	83	83	—%	159	143	12%
Total operating segments	527	477	10%	988	900	10%
Unallocated expense (a)	(41)	(41)	(1)%	(72)	(186)	(61)%
Total operating profit	$486	$436	12%	$916	$714	28%

(a)	The three and six months ended June 30, 2013 include costs necessary to enable the separation of MHE and reduce our cost structure of $10 million and $54 million, respectively. The six months ended June 30, 2013 also includes pre-tax legal settlements of approximately $77 million.

Exhibit 5

McGraw Hill Financial

Operating Results - Reported vs. Performance

Three and six months ended June 30, 2014 and 2013

(dollars in millions, except per share amounts)

	Three Months
(unaudited)	2014	2013			% Change
	Reported	Reported	Non-GAAP Adjustments	Performance	Reported	Performance

S&P Ratings Services	$308	$268	$—	$268	15%	15%
S&P Capital IQ	54	49	—	49	10%	10%
S&P Dow Jones Indices	82	77	—	77	6%	6%
Commodities & Commercial Markets	83	83	—	83	—%	—%
Segment operating profit	527	477	—	477	10%	10%
Unallocated expense	(41)	(41)	10 (a)	(31)	(1)%	31%
Operating profit	486	436	10	446	12%	9%
Interest expense, net	14	16	—	16	(10)%	(10)%
Income before taxes on income	472	420	10	430	12%	10%
Provision for taxes on income	156	147	3	150	6%	4%
Income from continuing operations	316	273	7	280	16%	13%
Income from discontinued operations	—	4	(4)	—	N/M	—%
Net income	316	277	3	280	14%	13%
Less: NCI net income - continuing	(24)	(23)	—	(23)	3%	3%
Net income - continuing	292	250	7	257	17%	14%
Net income - discontinued	—	4	(4)	—	N/M	N/M
Net income attributable to MHFI	$292	$254	$3	$257	15%	14%

Diluted EPS - continuing	$1.06	$0.90	$0.02	$0.92	18%	15%
Diluted EPS - total	$1.06	$0.91	$0.01	$0.92	16%	15%

	Six Months
(unaudited)	2014	2013			% Change
	Reported	Reported	Non-GAAP Adjustments	Performance	Reported	Performance

S&P Ratings Services	$548	$517	$—	$517	6%	6%
S&P Capital IQ	107	99	—	99	8%	8%
S&P Dow Jones Indices	174	141	—	141	23%	23%
Commodities & Commercial Markets	159	143	—	143	12%	12%
Segment operating profit	988	900	—	900	10%	10%
Unallocated expense	(72)	(186)	131 (a)	(55)	(61)%	29%
Operating profit	916	714	131	845	28%	8%
Interest expense, net	28	31	—	31	(10)%	(10)%
Income before taxes on income	888	683	131	814	30%	9%
Provision for taxes on income	298	236	49	285	26%	4%
Income from continuing operations	590	447	82	529	32%	12%
Income from discontinued operations	—	585	(585)	—	N/M	N/M
Net income	590	1,032	(503)	529	(43)%	12%
Less: NCI net income - continuing	(50)	(44)	—	(44)	14%	14%
Less: NCI net loss - discontinued	—	1	(1)	—	N/M	N/M
Net income - continuing	540	403	82	485	34%	11%
Net income - discontinued	—	586	(586)	—	N/M	N/M
Net income attributable to MHFI	$540	$989	$(504)	$485	(45)%	11%

Diluted EPS - continuing	$1.95	$1.43	$0.29	$1.72	36%	13%
Diluted EPS - total	$1.95	$3.52	$(1.79)	$1.72	(45)%	13%

N/M - not meaningful

Note - Totals presented may not sum due to rounding

(a)	The three and six months ended June 30, 2013 include costs necessary to enable the separation of MHE and reduce our cost structure of $10 million and $54 million, respectively. The six months ended June 30, 2013 also includes pre-tax legal settlements of approximately $77 million.

Exhibit 6

McGraw Hill Financial

Subscription / Non-Transaction vs. Non-Subscription / Transaction Revenue

Three and six months ended June 30, 2014 and 2013

(dollars in millions)

(unaudited)	Subscription / Non-Transaction			Non-Subscription / Transaction
	2014	2013	% Change	2014	2013	% Change
	Three Months
S&P Ratings Services (a)	$337	$312	8%	$327	$287	14%
S&P Capital IQ (b)	278	260	7%	29	27	9%
S&P Dow Jones Indices (c)	28	26	8%	105	97	8%
Commodities Markets (d)	136	123	11%	13	14	(8)%
Commercial Markets (e)	37	40	(8)%	77	82	(6)%
Intersegment elimination	(21)	(18)	10%	—	—
Total revenue	$795	$743	7%	$551	$507	9%

	Six Months
S&P Ratings Services (a)	$661	$610	8%	$572	$551	4%
S&P Capital IQ (b)	552	520	6%	56	55	3%
S&P Dow Jones Indices (c)	54	51	5%	215	187	15%
Commodities Markets (d)	271	242	12%	26	25	2%
Commercial Markets (e)	75	81	(8)%	142	148	(3)%
Intersegment elimination	(43)	(39)	11%	—	—
Total revenue	$1,570	$1,465	7%	$1,011	$966	5%

(a)	Non-transaction revenue is primarily related to annual fees for frequent issuer programs and surveillance, while transaction revenue is related to ratings of publicly issued debt, bank loan ratings and corporate credit estimates. Non-transaction revenue also includes an intersegment revenue elimination which mainly consists of the royalty of $19 million and $38 million for the three and six months ended June 30, 2014, respectively, and $18 million and $35 million for the three and six months ended June 30, 2013, respectively, charged to S&P Capital IQ for the rights to use and distribute content and data developed by S&P Ratings Services.

(b)	Subscription revenue is related to credit ratings-related information products, S&P Capital IQ Desktop, investment research products and other data subscriptions, while non-subscription revenue is related to certain advisory, pricing and analytical services.

(c)	Subscription revenue is related to data subscriptions, which support index fund management, portfolio analytics and research, while non-subscription revenue relates to fees based on assets underlying exchange-traded funds, as well as certain advisory, pricing and analytical services.

(d)	Subscription revenue is related to Platts real-time news, market data, and price assessments, along with other print and digital information products, while non-subscription revenue is related to licensing of its proprietary market price data and price assessments to commodity exchanges, conference sponsorship, consulting engagements and events.

(e)	Subscription revenue is related to print and digital information products primarily serving automotive and construction markets, while non-subscription revenue is related to syndicated and proprietary research studies, advertising, consulting engagements and events.

Exhibit 7

McGraw Hill Financial

Domestic vs. International Revenue

Three and six months ended June 30, 2014 and 2013

(dollars in millions)

(unaudited)	Domestic			International
	2014	2013	% Change	2014	2013	% Change
	Three Months
S&P Ratings Services	$356	$323	10%	$308	$276	12%
S&P Capital IQ	201	190	6%	106	97	9%
S&P Dow Jones Indices	105	99	7%	28	24	13%
Commodities Markets	58	55	7%	91	82	10%
Commercial Markets	85	92	(9)%	29	30	(1)%
Intersegment elimination	(11)	(9)	13%	(10)	(9)	6%
Total revenue	$794	$750	6%	$552	$500	10%

	Six Months
S&P Ratings Services	$661	$637	4%	$572	$524	9%
S&P Capital IQ	400	380	5%	208	195	6%
S&P Dow Jones Indices	213	187	14%	56	51	11%
Commodities Markets	115	104	11%	182	163	11%
Commercial Markets	162	174	(7)%	55	55	2%
Intersegment elimination	(23)	(21)	18%	(20)	(18)	5%
Total revenue	$1,528	$1,461	4%	$1,053	$970	9%

Exhibit 8

McGraw Hill Financial

Non-GAAP Financial Information

Three and six months ended June 30, 2014 and 2013

(dollars in millions)

Computation of Free Cash Flow

(unaudited)	2014	2013
Cash provided by operating activities from continuing operations	$459	$226
Capital expenditures	(37)	(43)
Dividends and other payments paid to noncontrolling interests	(30)	(38)
Free Cash Flow	$392	$145

 McGraw Hill Financial Organic Revenue

(unaudited)	Three Months			Six Months
	2014	2013	% Change	2014	2013	% Change
Total revenue	$1,346	$1,250	8%	$2,581	$2,431	6%
Aviation Week	—	(16)		—	(24)
S&P Capital IQ product closures and divestitures	(1)	(4)		(2)	(10)
Total Adjusted Revenue	$1,345	$1,230	9%	$2,579	$2,397	8%

Adjusted S&P Capital IQ Revenue

(unaudited)	Three Months			Six Months
	2014	2013	% Change	2014	2013	% Change
S&P Capital IQ	$307	$287	7%	$608	$575	6%
Product closures and divestitures	(1)	(4)		(2)	(10)
Adjusted S&P Capital IQ	$306	$283	8%	$606	$565	7%

Adjusted Commodities & Commercial Markets Revenue and Operating Profit

(unaudited)	Three Months			Six Months
	2014	2013	% Change	2014	2013	% Change
C&C Revenue	$263	$259	1%	$514	$496	4%
Aviation Week	—	(16)		—	(24)
Adjusted C&C Revenue	$263	$243	8%	$514	$472	9%

Commercial Markets Revenue	$114	$122	(7)%	$217	$229	(5)%
Aviation Week	—	(16)		—	(24)
Adjusted Commercial Revenue	$114	$106	7%	$217	$205	6%

C&C Operating Profit	$83	$83	—%	$159	$143	12%
Aviation Week	—	(5)		—	(2)
Adjusted C&C Operating Profit	$83	$78	6%	$159	$141	14%

Adjusted S&P Dow Jones Indices Net Operating Profit

(unaudited)	Three Months			Six Months
	2014	2013	% Change	2014	2013	% Change
Operating profit	$82	$77	6%	$174	$141	23%
Operating profit attributable to noncontrolling interests	22	20		46	38
Adjusted Net Operating Profit	$60	$57	5%	$128	$103	24%